Exhibit 32.1

Certification Pursuant to
18 U.S.C. Section 1350
(as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act Of 2002)

In connection with the Quarterly Report of RVPLUS, Inc. (the “Company”) on Form 10-Q for the quarter ended January 31, 2013 as filed with the Securities and Exchange Commission (the “Report”), I, Cary Lee Peterson, Chief Executive Officer, Principal Accounting Officer, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

RVPLUS, INC.

Date: March 24, 2013	By:	/s/ Cary Lee Peterson
Cary Lee Peterson
President, Chief Executive Officer, Principal Accounting Officer, and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to RVPLUS, Inc. and will be retained by RVPLUS, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.